UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
August 6, 2007
3COM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-12867 (Commission File Number)	94-2605794 (IRS Employer Identification No.)
350 Campus Drive
Marlborough, Massachusetts
01752
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (508) 323-1000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURE

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On August 6, 2007, Paul G. Yovovich, a member of our Board of Directors, Chair of the Nominating and Governance Committee and a member of the Compensation Committee, informed the Board that he has decided not to stand for re-election to the Board when his term expires at our 2007 Annual Meeting of Shareholders on September 26, 2007. Mr. Yovovich will finish out his term.
Mr. Yovovich has informed us that his decision is not in any way due to a disagreement with the company on any matter relating to our operations, policies or practices.
The Nominating and Governance Committee of our Board of Directors has appointed Gary T. DiCamillo, an independent member of our Board, to replace Mr. Yovovich on the Nominating and Governance Committee, effective at the 2007 Annual Meeting of Shareholders. Our Nominating and Governance Committee has also appointed James R. Long, an existing member of our Nominating and Governance Committee, as Chair of that Committee, effective at the 2007 Annual Meeting of Shareholders.
The Nominating and Governance Committee of our Board of Directors has appointed Dominique Trempont, an independent member of our Board, to replace Mr. Yovovich on the Compensation Committee, effective at the 2007 Annual Meeting of Shareholders and provided Mr. Trempont is re-elected to the Board at such annual meeting.
In addition, Mr. Trempont will replace Mr. Long as the Chair of our Audit and Finance Committee, effective at the 2007 Annual Meeting of Shareholders.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3COM CORPORATION
Date: August 10, 2007	By:	/s/ NEAL D. GOLDMAN
Neal D. Goldman
Executive Vice President, Chief Administrative and Legal Officer and Secretary